UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2024

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Wild Rose Lane
Elk City, Idaho 83525
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer’s telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TSOI	OTC Markets

Item 8.01 Other Events – Letter to Shareholders and Interested Parties.

To All Shareholders and Interested Parties:

The deadline for making an affirmative election to receive the “loyalty” dividend in the form of shares of common stock beneficially owned by Therapeutic Solutions International, Inc. (“TSOI” and/or the “Company”) in its subsidiary Campbell Neurosciences, Inc. (“CNSI”) of August 14, 2024, is being extended to September 30, 2024, due to some confusion surrounding the means to notify TSOI shareholders and the means of delivering the Election Form.

By now, TSOI shareholders who beneficially own TSOI common stock acquired on or before May 15, 2024, and are therefore eligible to receive the “loyalty” dividend, should have been notified by your broker-dealer of your eligibility and provided you with the necessary Election Form to make and indicate an affirmative election, or you received notice by way of the published Form 8-K of June 28, 2024.

As previously disclosed on May 6, 2024 in an Form 8-K, on or about March 12, 2024 TSOI withdrew its corporate action, primarily due to staleness, the dividend distribution of certain shares of its partially owned subsidiary (44.56%), Campbell Neurosciences, Inc. (“CNSI”), that had been originally filed on or about March 27, 2023, and, deeming it in the best interest of the Company and TSOI Shareholders, and with the consent of a majority of the eligible voting shares (55.5%), caused to be filed a new corporate action with FINRA on or about May 3, 2024 to accomplish the desire to provide a “loyalty” dividend to TSOI shareholders that affirmatively elect to accept in the form of a dividend distribution of up to Ten Million (10,000,000) shares of CNSI beneficially owned by TSOI by issuing a prorated loyalty dividend to TSOI shareholders in CNSI at a ratio of 0.0022 shares of CNSI stock for each one (1) share owned in TSOI stock (10,000,000/4,458,184,291 = 0.002243065640016) as of April 30, 2024 (the “Dividend Offer”) on the record date of the action of May 15, 2024 (“Dividend Offer Date”), the Dividend Offer to remain open for Ninety (90) days from the Dividend Offer Date (on or about August 14, 2024). This is now extended to September 30, 2024.

In light of the above historical record and the shareholder and broker responses to date, the Company recommends the following:

Contact your Broker-Dealer and share these important facts:

1. This is an “elective” dividend; hence it does not go through the normal automated process with FINRA or the DTC.

2. The first “loyalty” Dividend Notice was posted on LENS on May 16, 2024, so brokers should have seen the notice; a second notice is being posted on LENS contemporaneously with this 8-K.

3. The Transfer Agent, New Horizon Transfer (“TA”) will accept:

a) a statement of account from April through May 2024,either provided by your broker to you or, if you have access to an online platform provided by your brokerage, a print-out showing the name of your broker, your account number, the number of TSOI shares held and when acquired (to meet eligibility, the shares need to be acquired on or before May 15, 2024);

b) a fully filled-out and executed Election Form (a copy is attached as Exhibit 99.1); and,

(c) any other information requested by the TA to meet their SEC, FINRA and/or other statutory requirements.

The TA’s information may be found on the attached form.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

(99.1)	TSOI Notice of Election of the Dividend of CNSI Common Stock Form
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2024

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Timothy Dixon	By:	/s/ Thomas Ichim
	Timothy Dixon		Thomas Ichim
	Chief Executive Officer, Director		Director